FINANCIAL STATEMENTS





                                WASHINGTON, D.C.

                                    FORM U-1





                                  CINERGY CORP.





                             AS OF DECEMBER 31, 1996



                                   (Unaudited)



                                Pages 1 through 6
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
                                  CINERGY CORP.
                          PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                     Pro Forma
                                                                                  Actual            Adjustments           Pro Forma
                                                                                      (in thousands, except per share amounts)
OTHER INCOME AND EXPENSES - NET
Equity in earnings of consolidated subsidiaries .....................           $ 347,556            $  (8,044)           $ 339,512
Income taxes ........................................................               6,857               (3,281)               3,576
Other - net .........................................................              (1,501)                --                 (1,501)
                                                                                ---------            ---------            ---------
                                                                                  352,912              (11,325)             341,587

INCOME BEFORE INTEREST ..............................................             352,912              (11,325)             341,587

INTEREST ............................................................              18,115               (9,375)               8,740

NET INCOME ..........................................................           $ 334,797            $  (1,950)           $ 332,847

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
                                  CINERGY CORP.
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

ASSETS
                                                                                                   Pro Forma
                                                                                 Actual           Adjustments             Pro Forma
                                                                                             (dollars in thousands)
CURRENT ASSETS
Cash and temporary cash investments ..........................            $     3,605             $      --               $    3,605
Notes receivable from affiliated
companies ....................................................                     42                    --                       42
Accounts receivable - net ....................................                    104                    --                      104
Accounts receivable from affiliated
companies ....................................................                 10,780                    --                   10,780
Prepayments and other ........................................                  1,000                    --                    1,000
                                                                          -----------             -----------             ----------

                                                                               15,531                    --                   15,531
OTHER ASSETS
Investment in consolidated subsidiaries ......................              3,101,501                (158,044)             2,943,457
Other ........................................................                  2,071                    --                    2,071
                                                                          -----------             -----------             ----------
                                                                            3,103,572                (158,044)             2,945,528

                                                                          $ 3,119,103             $  (158,044)            $2,961,059

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

                                  CINERGY CORP.
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                 Pro Forma
                                                                           Actual               Adjustments              Pro Forma
                                                                                           (dollars in thousands)
COMMON STOCK EQUITY
Common stock - $.01 par value;
Authorized shares - 600,000,000
Outstanding shares - 157,679,129 Actual ....................            $     1,577             $      --               $     1,577
Paid-in capital ............................................              1,590,735                    --                 1,590,735
Retained earnings ..........................................                992,273                  (1,950)                990,323
Cumulative foreign currency translation
adjustment .................................................                   (131)                   --                      (131)
                                                                        -----------             -----------             -----------
Total common stock equity ..................................              2,584,454                  (1,950)              2,582,504

CURRENT LIABILITIES
Notes payable ..............................................                509,000                (150,000)                359,000
Notes payable to affiliated
companies ..................................................                      7                    --                         7
Accounts payable ...........................................                  2,597                    --                     2,597
Accounts payable to affiliated
companies ..................................................                 23,196                    --                    23,196
Accrued taxes ..............................................                (14,439)                  3,281                 (11,158)
Accrued interest ...........................................                    975                  (9,375)                 (8,400)
                                                                        -----------             -----------             -----------
                                                                            521,336                (156,094)                365,242

OTHER LIABILITIES
Deferred income taxes ......................................                 13,287                    --                    13,287
Other ......................................................                     26                    --                        26
                                                                             13,313                    --                    13,313

                                                                        $ 3,119,103             $  (158,044)            $ 2,961,059

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
                                  CINERGY CORP.
               PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                    Pro Forma
                                                                                  Actual           Adjustments             Pro Forma
                                                                                             (dollars in thousands)

BALANCE DECEMBER 31, 1995 ..........................................            $ 950,216             $  --               $ 950,216

Net income .........................................................              334,797              (1,950)              332,847
Dividends on common stock ..........................................             (274,358)               --                (274,358)
Costs of reacquisition of preferred stock
of subsidiary ......................................................              (18,391)               --                 (18,391)
Other ..............................................................                    9                --                       9
                                                                                ---------             -------             ---------

BALANCE DECEMBER 31, 1996 ..........................................            $ 992,273             $(1,950)            $ 990,323

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                                  CINERGY CORP.

                 Pro Forma Journal Entries to Give Effect to the
       Issuance of Long-term Debt by an Applicable Project Parent and the Distribution of Such Proceeds to Cinergy Corp. as Dividends Out of Capital

                                   Entry No. 1

Equity in earnings of subsidiaries           $  8,043,750
    Investment in subsidiaries                          $  8,043,750

To record the net effect of Cinergy Investment Inc.'s pro forma journal entries involving interest and income tax expense on Cinergy Corporation.

                                   Entry No. 2

Notes Payable                                $150,000,000
    Investment in subsidiaries                          $150,000,000

To record the dividend out of capital declared by Cinergy Investments, Inc. (on behalf of an Applicable Project Parent) and the use of such dividend as payment of short-term debt.

                                   Entry No. 3

Accrued interest                             $  9,375,000
    Other interest                                      $  9,375,000

To record the reduction in interest expense due to the $150,000,000 reduction in notes payable.
($150,000,000 at an assumed interest rate of 6.25%)


                                   Entry No. 4

Income taxes                                 $  3,281,250
    Accrued taxes                                       $  3,281,250

To record additional income taxes due to reduction in interest expense on notes payable.
($9,375,000 at an assumed tax rate of 35%)